VICTOR D. SCHWARZ

A PROFESSIONAL CORPORATION

4764 South 900 East

                                                                                                                                                SUITE 3(A)                                                                                         TELEPHONE:    (801) 270-0930

Attorney at Law                                                                                                    SALT LAKE CITY, UTAH  84117                                                                       TELECOPY:    (801) 685-0949

November 20, 2007

Reflect Scientific, Inc.

Board of Directors

1270 South 1380 West

Orem, Utah 84058

Re: Reflect Scientific, Inc.

      Registration Statement on Form SB-2

Gentlemen:

We have been retained by Reflect Scientific, Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form SB-2, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company.  You have requested that we render our opinion as to whether or not the securities proposed to be sold on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

In connection with this request, we have examined the following:

1.   Articles of Incorporation of the Company;

2.   Bylaws of the Company;

3.   Unanimous consent resolutions of the Company's board of directors;

4.   Registration Statement.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

Based on the above examination, we are of the opinion that the securities of the Company to be sold pursuant to the Registration Statement, when sold and issued, will be validly authorized and issued, fully paid, and nonassessable under corporate laws, including all statutory provisions, of the state of Utah, all applicable provisions of the Utah Revised Business Corporation Act and reported judicial decision interpreting those laws.

This opinion is limited in scope to the shares being sold pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future.

Further, we consent to our name, Victor D. Schwarz, PC, being included in the Registration Statement and in subsequent amendment to such Registration Statement, as having rendered the foregoing opinion.  We further consent to this opinion being included as an exhibit to the registration statement and its subsequent amendments.

Sincerely,

Victor D. Schwarz, PC

/s/Victor D. Schwarz

Victor D. Schwarz